Exhibit 4.(ii)

Eagle Life Insurance Company 5000 Westown Parkway West Des Moines, Iowa 50266 Telephone: (866) 526-0995 Fax: (515) 457-1911 www.eaglelic.com	Flexible Premium Deferred Index Annuity Application

Application to Eagle Life Insurance Company for an Individual Flexible Premium Deferred Index Annuity

Annuitant and owner must be the same unless the owner is a non-natural person. If owner is a non-natural person, please provide supporting documentation.

1                  OWNER/ANNUITANT INFORMATION

Name

Street Address or P.O. Box

City	State	Zip

Date of Birth (Mo/Day/Yr)	Phone No

Social Security No / Tax ID No
☐ Male
U.S. Citizen ☐ Yes ☐ No		☐ Female

2                  OWNER INFORMATION (if non-natural person)

Type of Entity	Tax ID No.

Name of Entity

Street Address

City	State	Zip

3                  ALLOCATION OF PREMIUM PAYMENTS

Allocation of purchase payments—use whole percentages no less than 10%.

                % Fixed Value Option

                % 1 Year Point-to-Point Index Value Option

                % Monthly Point-to-Point Index Value Option

Allocations must total 100%.

4                  TELEPHONE/ELECTRONIC AUTHORIZATION

Please complete this section to authorize Eagle Life to act on telephone or electronic instructions received from you and/or your Registered Representative:

(Check one only)

☐ Owner Only

☐ Owner and Owner’s Registered Representative

☐ No One

Eagle Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, I agree to hold harmless Eagle Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, from any claim, liability, loss or cost.

5                  BENEFICIARY (% must total 100%)

Primary Beneficiary (If needed, attach additional sheet)

Name

Relationship to Owner		% of account

Street Address or P.O. Box

City	State	Zip

Phone Number	Social Security No / Tax ID No

Contingent Beneficiary (If needed, attach additional sheet)

Name

Relationship to Owner		% of account

Street Address or P.O. Box

City	State	Zip

Phone Number	Social Security No / Tax ID No

6                  INDIVIDUAL RETIREMENT ANNUITIES

A. Regular IRA

Check the appropriate box below.
☐ Contributory IRA	☐ Rollover IRA	☐ Transfer IRA

B. Roth IRA

Check the appropriate box below.
☐ Contributory IRA	☐ Rollover from Regular IRA	☐ Transfer from Roth IRA

C. IRA Tax Year

For Contributory IRAs, indicate below the tax year for which the contribution is made.

Tax Year

3505	06.23.09

7                  INVESTOR PROFILE

Has the Annuitant/Owner previously purchased mutual funds or other securities?	☐ Yes ☐ No

If yes, number of years:

Investment Objective (check one):

☐ Safety of Principal	☐ Long-Term Growth
☐ Income

Risk Profile:

☐ Higher Risk	☐ Moderately Conservative
☐ Aggressive	☐ Conservative
☐ Moderately Aggressive	☐ Cautious
☐ Moderate

Financial Situation:

Annual Household Income	(List Amount) $
Net Worth (excluding value of primary residence)	(List Amount) $
Life Insurance (face amount)	(List Amount) $

Tax bracket: %	☐ Retired ☐ Unemployed
Dependents: Number	Age(s):

Owner/Annuitant Occupation:

Current Employer (Required):

Employer Address

City	State
Annual Salary: $
Is the Owner/Annuitant employed by or registered with a FINRA member firm?	☐ Yes ☐ No

8                  METHOD OF PURCHASE

A. ☐ By Check

Made payable to Eagle Life Insurance Company.

Amount $

B. ☐ By Transfer

Amount $

C.                    By Replacement

Do you have any existing life insurance or annuities in this or any other company?	☐ Yes ☐ No

Will the annuity applied for here replace or change any life insurance or annuity?	☐ Yes ☐ No

Are you using any funds from any other life insurance or annuity to pay the premium on this contract?	☐ Yes ☐ No

If yes, please provide the information below and complete the 1035 Exchange Form included in this book:

Company Name

Policy Number

9                AFFIRMATIONS AND STATEMENTS

This application is subject to acceptance by the Company at its Home Office. A current prospectus for the Contract with the privacy notice was provided with this application.

Funds may be subject to a market value adjustment if funds are withdrawn prior to the end of the surrender charge term. The adjustment may increase or decrease the contract values. By signing this form, I represent that all statements, answers, and affirmations are complete and true to the best of my knowledge and belief, and that I have read and understand the information provided in the Information pages on the following subjects:

•                 Fraud Warnings

•                 Suitability Disclosure

It is understood and agreed that the premium allocation value options under the annuity contract are listed in the contract prospectus and will be subject to any other limitations described in the annuity contact, if applicable.

Owner/Annuitant’s Signature

Signed at City/State	Date

10            FINANCIAL ADVISOR OF RECORD

Agent #:	Region Code:

State License #:

To the best of my knowledge the applicant has an existing life insurance policy or annuity contract.
☐ Yes ☐ No
Do you have any reason to believe the annuity applied for will replace or change any existing life insurance or annuity?
☐ Yes ☐ No
If this is a replacement, have you complied with all State Replacement Regulations and completes all required State Replacement Forms?
☐ Yes ☐ N/A

By signing this form, I certify that I have truly and accurately recorded herein the information provided by the applicant.

Licensed Agent/Registered Representative (Print Name)

Licensed Agent/Registered Representative Signature

Principal’s Signature

Date

11            OWNER(S) ACKNOWLEDGEMENTS

The following states require the applicant to acknowledge the information below that pertains to his or her specific date.

California Senior Disclosure: Please be advised that the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation, and you may wish to consult independent legal or financial advice before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale, or sold.

FRAUD WARNING

In some states we are required to advise you to the following: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting and application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

Arkansas, North Dakota, South Carolina, South Dakota, and Texas Residents Only: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement, commits insurance fraud, which may be a crime and may subject the person to civil and criminal penalties.

Colorado Residents Only: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia, Kansas, Kentucky, New Mexico, Ohio and Pennsylvania Residents Only: Any person who knowingly and with intent to defraud any insurance company or other files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Florida Residents Only: Any person who knowingly and with intent to injure, defraud of deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

Louisiana, Maryland and Massachusetts Residents Only: Any person who knowingly and willingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Maine, Tennessee, Virginia, and Washington Residents Only: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits. New Jersey Residents Only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. Oklahoma Residents Only: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes any claims for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Tax Identification Number Certification* (Substitute W-9)

Under penalties of perjury I certify that:

a)              the number shown on this form is my correct taxpayer identification number and

b)             I am not subject to backup withholding because:

1)              I am exempt from backup withholding; or

2)              I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or

3)              The IRS has notified me that I am no longer subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

All statements made in this application are true to the best of my knowledge and belief. I agree that this application shall be part of the Index Annuity Contract issued by Eagle Life Insurance Company. I have received and reviewed the prospectuses that describe the contract. I believe that this contract will meet my financial objectives.

Owner’s Signature		Date

Location:	City	State

Joint Owner’s Signature		Date

Location:	City	State

*Certification Instructions

You must strike out the language in clause (b) above if the IRS has notified you that you ARE subject to backup withholding and you have not since received notice from the IRS that backup withholding has terminated.

12            INFORMATION

REDEMPTIONS FROM OPTIONAL RETIREMENT PROGRAMS AND OTHER PLANS

Distributions from employer-sponsored retirement programs, including Optional Retirement Programs, will be subject to any limitations imposed by the plan.

BENEFICIARY DESIGNATIONS

Your primary beneficiary(ies) will be paid any survivor benefit existing under the contract at your death. If there are no surviving primary beneficiaries, your contingent beneficiary(ies) will receive these benefits.

A beneficiary can be an individual, institution, entity or trustee. If you wish to designate as beneficiaries your current children and any children who may be born to you or legally adopted in the future, add the words “all my living children” in the name box following the last child listed.

When there are multiple beneficiaries and one predeceases you, the proceeds will be divided among the remaining beneficiaries. A designation of “Per Stirpes” after the beneficiary name allows the children of the deceased beneficiary to receive the deceased beneficiary’s portion. If the beneficiary is a minor, or additional space is needed, please complete and submit a Beneficiary Designation Form. For assistance with beneficiary designations, contact your financial advisor or a Client Service Professional at 866-526-0995.

CIVIL UNION/DOMESTIC PARTNER

Although, your state might recognize civil unions or domestic partners, Federal laws governing annuities and/or retirement plans may not afford a civil union or domestic partner the same rights and options afforded to a spouse as defined in the Federal Defense of Marriage Act. For example, a civil union or domestic partner might not receive spousal protection under ERISA and pay out options available to the civil union or domestic partner upon death of the participant may differ from those available to a spouse.